THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
ISSUED PURSUANT TO THE STEWART ENTERPRISES, INC. 1991 INCENTIVE COMPENSATION
       PLAN THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                      STOCK OPTION AGREEMENT
                         FOR THE GRANT OF
              NON-QUALIFIED STOCK OPTIONS UNDER THE
                    STEWART ENTERPRISES, INC.
                 1991 INCENTIVE COMPENSATION PLAN

     THIS  AGREEMENT  is  entered  into  as of September 25,
1992, by and between Stewart Enterprises,  Inc., a Louisiana
corporation   ("SEI"),   and   Raymond   C.   Knopke,    Jr.
("Optionee").

     WHEREAS  Optionee  is  a  key  employee  of SEI and SEI
considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in SEI and an added incentive to advance the interests of SEI by possessing an option to purchase shares of the Class A common stock of SEI, no par value per share (the "Common Stock") in accordance with the Stewart Enterprises, Inc. 1991 Incentive Compensation Plan (the "Plan"), which was adopted by the Board of Directors on May 30, 1991 and approved by the shareholders of SEI on September 19, 1991.

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                I.

                         Grant of Option

     SEI hereby grants to Optionee effective September 25, 1992 (the "Date of Grant") the right, privilege and option to purchase 10,000 shares of Common Stock (the "Option") at an exercise price of $20.00 per share (the "Exercise Price"). The Option shall be exercisable at the time specified in Section II below. The Option is a non-qualified stock option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                               II.

                         Time of Exercise

     2.1 Subject to the provisions of the Plan and the other provisions of this Section II, the Optionee shall be entitled to exercise his Option as follows:

          25%  of the  total number of shares
               covered    by    the    option
               beginning  on   September  25,
               1993;

          50%  of the total number  of shares
               covered    by    the    option
               beginning   on  September  25,
               1994,    less    any    shares
               previously issued;

          75%  of the total number  of shares
               covered    by    the    option
               beginning   on  September  25,
               1995,    less    any    shares
               previously issued; and

          100% of the total number  of shares
               covered    by    the    option
               beginning   on  September  25,
               1996,    less    any    shares
               previously issued.

The Option shall expire and may not be exercised later than September 25, 1997.

     2.2 During Optionee's lifetime, the Option may be exercised only by him or his curator if he has been interdicted. If Optionee's employment is terminated, other than as a result of death or disability, the Option must be exercised, to the extent exercisable at the time of termination of employment, within 30 days of the date on which he ceases to be an employee, except that the Committee may upon request extend the period after termination of employment during which the Option may be exercised, but in no event later than five years after the Date of Grant.

     2.3 If an Optionee ceases to be an employee because of disability within the meaning of Section 22(e)(3) of the Code, the Option must be exercised, to the extent otherwise exercisable, within one year from the date on which he ceases to be an employee, but in no event later than five years after the Date of Grant.

     2.4 In the event of Optionee's death, the Option may be exercised by his estate, or by the person to whom such right evolves from him by reason of his death, to the extent otherwise exercisable, within one year from the date of death, but in no event later than five years after the Date of Grant.

                               III.

                   Method of Exercise of Option

     3.1 Optionee may exercise all or a portion of the Option by delivering to SEI a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after SEI has received full payment of the Exercise Price, the appropriate officer of SEI shall cause the transfer of title of the shares purchased to Optionee on SEI's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

     3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by SEI (with a copy to SEI) to promptly deliver to SEI the amount of sale or loan proceeds to pay the Exercise Price.

                               IV.

                No Contract of Employment Intended

     Subject to the terms of any Employment Agreement that may be in effect from time to time, nothing in this Agreement shall confer upon Optionee any right to continue in the employment of SEI or any of its subsidiaries, or to interfere in any way with the right of SEI or any of its subsidiaries to terminate Optionee's employment relationship with SEI or any of its subsidiaries at any time.

                                V.

                          Binding Effect

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                               VI.

                       Non-Transferability

     The  Option  granted  hereby may  not  be  transferred,
assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

                               VII.

                     Inconsistent Provisions

     The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                              STEWART ENTERPRISES, INC.

                              By: ____________________________, Member
                                  of the Compensation Committee


                              _________________________________
                              Raymond C. Knopke, Jr.
                              Optionee